         As filed with the Securities and Exchange Commission on May 1, 1996
                                                 Registration No.
                                                                   ------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                    COHERENT, INC.
                (Exact name of registrant as specified in its charter)


              Delaware                           94-1622541
              --------                           ----------
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)            Identification Number)


                               5100 Patrick Henry Drive
                            Santa Clara, California 95056
                            ------------------------------
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          1990 DIRECTORS' STOCK OPTION PLAN
                                   1995 STOCK PLAN
                              (Full title of the plans)

                                 Robert J. Quillinan
                      Vice President and Chief Financial Officer
                                    Coherent, Inc.
                               5100 Patrick Henry Drive
                            Santa Clara, California 95056
                                    (408) 764-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       Copy to:
                               JUDITH M. O'BRIEN, ESQ.
                          WILSON, SONSINI, GOODRICH & ROSATI
                               Professional Corporation
                                  650 Page Mill Road
                           Palo Alto, California 94304-1050

                           CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                      Proposed       Proposed
                                       Maximum        Maximum
                        Amount        Offering      Aggregate       Amount of
Title of Securities     to be           Price        Offering     Registration
to be Registered     Registered (1)   Per Share       Price           Fee
- -------------------------------------------------------------------------------
Common Stock,
$.01 par value        1,300,000      $52.75 (2)   $68,575,000.00    $23,646.55


(1) Pursuant to Rule 420 under the Securities Act of 1933, as amended ("Act"), the prospectus contained herein with respect to the 1990 Directors' Stock Option Plan also relates to shares registered under the Form S-8 Registration Statement No. 33-35609.

(2) Estimated in accordance with Rule 457(c) and (h) under the Act solely for the purpose of calculating the registration fee, based on the average of the high and low price of the Registrant's Common Stock as reported by Nasdaq NMS on April 29, 1996.

                                    COHERENT, INC.
                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, filed pursuant to Section 13(a) of the Exchange Act; and

    (c) Registrant's Registration Statement on Form S-8 No. 33-35609, filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of the Registrant's Common Stock reserved for issuance under its 1990 Directors' Stock Option Plan.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, P.C., Palo Alto, California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. Registrant has entered into an indemnification agreement with each of its officers and directors which provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. Registrant also currently maintains officer and director liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  INDEX TO EXHIBITS.

Exhibit
 Number                     Description of Document
- --------    ---------------------------------------------------------

   5.1      Opinion of Counsel as to legality of securities being registered.

  10.1 1990 Directors' Stock Option Plan, as amended, and form of option agreement thereunder.

  10.2      1995 Stock Plan and form of option agreement thereunder.

  23.1      Consent of Independent Auditors.

  23.2      Consent of Counsel (contained in Exhibit 5.1).

  24.1      Power of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of April, 1996.


                               COHERENT, INC.


                               By: /s/  Robert J. Quillinan
                                   ------------------------
                                   Robert J. Quillinan
                                   Vice President and Chief Financial Officer

                                  POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Quillinan and Scott Miller jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                          Title                       Date
- ------------------------   ----------------------------------   --------------

/s/ JAMES L. HOBART        Chairman of the Board and Chief      April 30, 1996
- ------------------------   Executive Officer (Principal
James L. Hobart            Executive Officer)

/s/ HENRY E. GAUTHIER      President, Chief Operating Officer   April 30, 1996
- ------------------------   and Director
Henry E. Gauthier

/s/ ROBERT J. QUILLINAN    Vice President and Chief Financial   April 30, 1996
- ------------------------   Officer (Principal Financial and
Robert J. Quillinan        Accounting Officer)

/s/ THOMAS SLOAN NELSEN    Director                             April 30, 1996
- ------------------------
Thomas Sloan Nelsen

/s/ FRANK P. CARRUBBA      Director                             April 30, 1996
- ------------------------
Frank P. Carrubba

/s/ CHARLES W. CANTONI     Director                             April 30, 1996
- ------------------------
Charles W. Cantoni

/s/ JERRY E. ROBERTSON     Director                             April 30, 1996
- ------------------------
Jerry E. Robertson

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                ------------------------------------------------------
                ------------------------------------------------------

                                       EXHIBITS

                ------------------------------------------------------
                ------------------------------------------------------


                          Registration Statement on Form S-8

                                    COHERENT, INC.

                                    April 30, 1996

                                  INDEX TO EXHIBITS


Exhibit                                                                   Page
Number                                                                     No.
- -------                                                                   ----

   5.1      Opinion of Counsel as to legality of securities being registered.

  10.1 1990 Directors' Stock Option Plan, as amended, and form of option agreement thereunder.

  10.2      1995 Stock Plan and form of option agreement thereunder.

  23.1      Consent of Independent Auditors.

  23.2      Consent of Counsel (contained in Exhibit 5.1).

  24.1      Power of Attorney (see page 6).